Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of Beverly National Corporation of our report dated March 24, 2009.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 24, 2009

83 PINE STREET • WEST PEABODY, MASSACHUSETTS 01960-3635 • TELEPHONE (978) 535-0206 • FACSIMILE (978) 535-9908

smc@shatswell.com                    www.shatswell.com